Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES THIRD QUARTER RESULTS

•	Revenue of $117.5 million

•	Non-GAAP EPS of $0.20 per diluted share

•	Generated $25 million in cash
Fort Collins, Colo., October 29, 2012 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the third quarter ended September 30, 2012. The company posted third quarter sales of $117.5 million compared to $115.7 million in the second quarter of 2012 and $128.5 million in the third quarter of 2011. Income from continuing operations was $5.7 million or $0.15 per diluted share. On a non-GAAP basis, income from continuing operations was $7.6 million or $0.20 per diluted share. The non-GAAP measures exclude a $3.0 million restructuring charge taken in the third quarter. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables below. The company ended the quarter with $173.7 million in cash and marketable securities, having generated $24.7 million of cash during the quarter.
“The record performance of our Solar Energy business unit bolstered our results this quarter, driving higher sequential sales and profitability, and balancing out the cyclicality of our Thin Films business,” said Garry Rogerson, CEO. “The third quarter marked the one-year anniversary of the implementation of our strategic plan to reduce our cost structure, position us to grow revenues and more effectively utilize our cash. This quarter's results demonstrate the significant progress we have made. Our new financial model gives us the ability to profitably weather the peaks and troughs of our revenue.”
Thin Films Business Unit
Thin Films sales decreased 12% to $56.8 million in the third quarter of 2012 from $64.8 million in the second quarter of 2012, primarily driven by capital spending reductions in the semiconductor market, and ongoing oversupply in the solar panel market. Thin Films sales declined 26% from $76.8 million in the third quarter of 2011.

Solar Energy Business Unit
Solar Energy sales were $60.7 million in the third quarter of 2012, an increase of 20% from $50.8 million in the second quarter of 2012. Solar Energy sales increased 17% from $51.7 million in the third quarter of 2011 as large scale commercial and utility deployments and growing demand in North America continued to fuel growth.
Income from Continuing Operations
Income from continuing operations for the third quarter was $5.7 million or $0.15 per diluted share, compared to income from continuing operations of $8.8 million or $0.22 per diluted share in the second quarter of 2012 and $7.2 million or $0.16 per diluted share in the same period last year. On a non-GAAP basis, excluding the impact of the $3.0 million restructuring charge, income from continuing operations was $7.6 million or $0.20 per diluted share, up from $7.3 million or $0.18 per diluted share in the second quarter of 2012.
Restructuring Charge
The company incurred a $3.0 million charge this quarter related to the restructuring plan that was announced on September 28, 2011. During the quarter the company completed the transfer of manufacturing of certain solar inverter subcomponents to its Shenzhen, China factory.
The remainder of the restructuring plan is expected to be implemented over the next 3 months as the company further reduces its cost structure by consolidating certain facilities and centralizing other activities. As a result, the company anticipates further charges in the amount of $1 to $2 million, principally for consolidating locations, and another $1 million in additional severance costs over this timeframe. Once complete, the restructuring plan, along with other cost savings initiatives and margin improvements, is currently expected to deliver annual savings in excess of $30 million, well ahead of our original plan.

Fourth Quarter 2012 Guidance
The company anticipates fourth quarter 2012 results from continuing operations to be within the following ranges:

•	Sales of $105 million to $115 million

•	Non-GAAP per share earnings of $0.13 to $0.18
Third Quarter 2012 Conference Call
Management will host a conference call tomorrow, Tuesday, October 30, 2012, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 888-713-4216. International callers may access the call by dialing 617-213-4868. Participants will need to provide conference pass code 30390582. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888, and enter the pass code 20587244. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP operating income and per share earnings data. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. While some of these excluded items may be incurred and reflected in the company's GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
For additional information on the items excluded from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company's expectations with respect to guidance to financial results for the fourth quarter ending December 31, 2012, anticipated cost savings and restructuring activities and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in North America and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company's ability to realize benefits from cost improvement efforts and any restructuring plans, the ability to obtain materials and manufacture products, and unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

###

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011

SALES	$117,515	$128,498	$115,658	$338,960	$404,304
COST OF SALES	71,788	79,651	71,929	209,760	238,035
GROSS PROFIT	45,727	48,847	43,729	129,200	166,269
	38.9%	38.0%	37.8%	38.1%	41.1%
OPERATING EXPENSES:
Research and Development	14,564	17,592	14,502	44,181	50,591
Selling, general, and administrative	16,806	16,473	16,706	53,571	57,379
Restructuring charges (benefit)	3,003	3,119	(144)	5,434	3,119
Amortization of intangible assets	1,416	989	1,351	4,139	2,831
Total operating expenses	35,789	38,173	32,415	107,325	113,920

Operating income	9,938	10,674	11,314	21,875	52,349

Other income (expense), net	65	(259)	1,775	2,251	496
Income from continuing operations before income taxes	10,003	10,415	13,089	24,126	52,845
Provision for income taxes	4,268	3,244	4,288	8,824	13,396
INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	5,735	7,171	8,801	15,302	39,449

Income (loss) from discontinued operations, net of income taxes	—	(579)	127	430	(365)

NET INCOME	$5,735	$6,592	$8,928	$15,732	$39,084

Basic weighted-average common shares outstanding	37,807	43,535	38,974	39,148	43,515
Diluted weighted-average common shares outstanding	38,330	43,819	39,583	39,720	44,056

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.15	$0.16	$0.23	$0.39	$0.91
DILUTED EARNINGS PER SHARE	$0.15	$0.16	$0.22	$0.39	$0.90

DISCONTINUED OPERATIONS:
BASIC EARNINGS PER SHARE	$—	$(0.01)	$0.00	$0.01	$(0.01)
DILUTED EARNINGS PER SHARE	$—	$(0.01)	$0.00	$0.01	$(0.01)

NET INCOME:
BASIC EARNINGS PER SHARE	$0.15	$0.15	$0.23	$0.40	$0.90
DILUTED EARNINGS PER SHARE	$0.15	$0.15	$0.23	$0.40	$0.89

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - income from continuing operations	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2012	2012

Income from continuing operations, net of tax, as reported	$5,735	$15,302
Adjustments:
Restructuring charges, net of tax	1,852	3,411
Gain on sale of gas flow manufacturing assets, net of tax	$—	$(1,452)
Income from continuing operations, net of tax	$7,587	$17,261

Reconciliation of Non-GAAP measure - per share earnings from continuing operations	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2012	2012

Diluted earnings per share from continuing operations, as reported	$0.15	$0.39
Adjustments:
per share impact of restructuring charges, net of tax	0.05	0.09
per share impact of gain on sale of gas flow manufacturing assets, net of tax	$—	$(0.04)
Per share earnings from continuing operations	$0.20	$0.44

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011 *
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$151,034	$117,639
Marketable securities	22,631	25,567
Accounts receivable, net	101,412	132,485
Inventories, net	87,611	80,283
Deferred income taxes	9,027	9,014
Income taxes receivable	7,971	13,826
Other current assets	6,340	11,672
Total current assets	386,026	390,486

Property and equipment, net	38,779	42,338

Deposits and other	9,326	8,959
Goodwill and intangibles, net	85,814	89,953
Deferred income tax assets	1,708	1,642
Total assets	$521,653	$533,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$50,343	$44,828
Other accrued expenses	43,228	46,416
Total current liabilities	93,571	91,244

Long-term liabilities	49,606	34,795

Total liabilities	143,177	126,039

Stockholders' equity	378,476	407,339
Total liabilities and stockholders' equity	$521,653	$533,378

* December 31, 2011 amounts are derived from the December 31, 2011 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
SALES:
Thin Films	$56,780	$76,764	$64,843	$182,013	$274,194
Solar Energy	60,735	51,734	50,815	156,947	130,110
Total Sales	$117,515	$128,498	$115,658	$338,960	$404,304

OPERATING INCOME:
Thin Films	$6,065	$16,015	$8,881	$18,113	$60,881
Solar Energy	7,410	1,259	2,740	10,643	4,092
Total segment operating income	13,475	17,274	11,621	28,756	64,973
Corporate expenses	(534)	(3,481)	(451)	(1,447)	(9,505)
Restructuring (charges) benefit	(3,003)	(3,119)	144	(5,434)	(3,119)
Other income (expense), net	65	(259)	1,775	2,251	496
Income from continuing operations before income taxes	$10,003	$10,415	$13,089	$24,126	$52,845